UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 15, 2004

Carrols Corporation

(Exact name of registrant as specified in its charter)

Delaware	0-25629	16-0958146
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

968 James Street, Syracuse, New York	13203
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (315) 424-0513

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Item 8.01. Other Events

On December 15 , 2004, Carrols Corporation (“Carrols”) announced that it has completed the sale of $180 million of 9% Senior Subordinated Notes due 2013, and that it has entered into an amended and restated senior secured credit facility with a new syndicate of lenders led by JPMorgan Chase Bank, N.A. which provides for a $50 million five-year revolving credit facility and $220 million of term loan B borrowings (which mature in six years). Carrols also announced that it has completed its previously announced cash tender offer for its $170 million of outstanding 9½% Senior Subordinated Notes due 2008, Series B (the “9½% Notes”). An aggregate of $148,747,000 of its outstanding 9½% Notes were tendered pursuant to the tender offer and have been accepted for payment. Carrols also has irrevocably called for redemption the $21,253,000 of remaining outstanding 9½% Notes that were not tendered in the tender offer.

This report contains certain forward-looking statements that reflect management’s current expectations and are based upon currently available data; however, actual results are subject to future events, risks and uncertainties, which could cause actual results to differ materially from those projected in the forward-looking statements. Investors are referred to the full discussion of risks and uncertainties as contained in Carrols’s filings with the Securities and Exchange Commission.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

Exhibit Description:

99.1	*	Press Release dated December 15, 2004.

*	Attached hereto

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Carrols has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARROLS CORPORATION

Date: December 15, 2004	By:	/s/ Paul R. Flanders
	Name:	Paul R. Flanders
Vice President, Chief Financial Officer and Treasurer

Exhibit Index

Exhibit No.	Description
Exhibit 99.1*	Press Release dated December 15, 2004

*	Attached hereto